Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "1300 EAST PIKE PARTNERS LLC", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF AUGUST, A.D. 2021, AT 5:18 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6190565 8100
SR# 20213066806

Authentication: 204003775
Date: 08-25-21

CERTIFICATE OF FORMATION
OF
1300 EAST PIKE PARTNERS LLC

This Certificate of Formation of **1300 East Pike Partners LLC** (the "LLC"), is being duly executed and filed by Kenneth Betts as an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is **1300 East Pike Partners LLC**.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 24th day of August, 2021.

Kenneth Betts
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:18 PM 08/24/2021
FILED 05:18 PM 08/24/2021
SR 20213066806 - File Number 6190565

70.1